Exhibit 10.15

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), dated as of December 4, 2025 (the “Amendment Effective Date”), is by and between SITE Centers Corp., an Ohio corporation (“SITE Centers” or the “Company”) and Aaron M. Kitlowski (“Executive”).

SITE Centers and Executive are currently parties to an Employment Agreement, dated as of April 8, 2024 (the “Agreement”), which generally reflects the terms pursuant to which Executive has been serving SITE Centers since such date (certain capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to them in the Agreement). SITE Centers and Executive desire to modify certain terms of the Agreement, effective as of the Amendment Effective Date, as further set forth in this Amendment.

SITE Centers and Executive agree, effective as of the Amendment Effective Date, as follows:

1.
Cash Severance Payment Upon Termination of Employment In Connection With a Change in Control. Section 7.5(d) of the Agreement is hereby amended, restated and superseded in its entirety to read as follows:

“(d) A lump sum amount in cash equal to the product of (i) 2.5, multiplied by (ii) the sum of (A) Executive’s annual Base Salary rate as of the Termination Date (or, if applicable, Executive’s annual Base Salary rate prior to any material reduction as described in Section 6.3(b) if the applicable Triggering Event under this Section 7.5 occurs pursuant to Section 22.11(b) specifically due to a material reduction in Executive’s Base Salary thereunder), plus (B) an amount equal to the average Annual Bonus earned by Executive for the three fiscal years ended immediately prior to the fiscal year in which the Termination Date occurs. Subject to Section 13.1, SITE Centers will pay this amount to Executive as soon as practicable (but no later than 74 days) following the Termination Date.”

2.
Other Rights. Section 12.3(c) of the Agreement is hereby amended, restated and superseded in its entirety to read as follows:

“(c) This Section 12.3 does not apply to truthful testimony or disclosure compelled or required by applicable law or legal process. Nothing in this Agreement (or otherwise) (i) limits Executive’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Sarbanes-Oxley Act of 2002) or (ii) prevents Executive from providing, without prior notice to the Company, information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification, Executive is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended). The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.”

3.
Severability. The provisions of this Amendment are severable and if any one or more provision is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless will be binding and enforceable.
4.
Modification. This Amendment may not be modified or terminated orally. No modification or termination will be valid unless in writing and signed by the parties against which the modification or termination is sought to be enforced.
5.
Entire Agreement. The Agreement, as amended by the Amendment as described herein, constitutes the full and entire understanding and agreement among the parties hereto with regard to the subjects hereof and thereof from and after the Amendment Effective Date.
6.
Governing Law and Venue. The provisions of this Amendment will be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made in and to be performed exclusively within that State, notwithstanding any conflict of law provision to the contrary. Subject to the mandatory arbitration provisions of Section 20 of the Agreement, the parties consent to venue and personal jurisdiction over them in the courts of the State of Ohio and federal courts sitting in Cleveland, Ohio, for purposes of construing and enforcing this Amendment.
7.
Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and Executive have executed this Amendment, the Company by its duly authorized officer (or other appropriate party), as of the date first written above.

SITE CENTERS CORP.

By: /s/ David R. Lukes Name: David R. Lukes Title: President and Chief Executive Officer
/s/ Aaron M. Kitlowski AARON M. KITLOWSKI